Exhibit 10.57

SIXTH AMENDMENT TO LEASE AGREEMENT

     THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”), made and entered into as of the 9 day of January, 2006, by and between CORPORATE CENTER ONE OWNER LLC, a Delaware limited liability company (“Landlord”), and OUTBACK STEAKHOUSE, INC., a Delaware corporation (“Tenant”);

W I T N E S S E T H T H A T:

WHEREAS, Crescent Resources, Inc. (“Original Landlord”) and Tenant entered into that certain Lease Agreement dated September 10, 1998, as amended by that certain First Amendment to Lease Agreement dated June 14, 1999 (collectively, the “Original Lease”);

WHEREAS, Crescent Brookdale Associates, LLC (“Crescent Brookdale”), as the successor-in-interest to the Original Landlord, and Tenant amended the Original Lease by that certain Second Amendment to Lease dated October 19, 2001, as further amended by that certain Addendum to Second Amendment to Lease dated October 31, 2001, as further amended by that certain Third Amendment to Lease Agreement dated December 31, 2003, as further amended by that certain Addendum to the Third Amendment to Lease Agreement dated March 24, 2004 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease Agreement dated March 17, 2005 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Lease Agreement dated June 23, 2005 (the “Fifth Amendment”)(the Original Lease as modified by all of the aforementioned amendments and addendum are hereinafter referred to collectively as the “Lease”), for certain premises in the building known as Corporate Center One at International Plaza and located at 2202 North West Shore Boulevard, Tampa, Florida (the “Building”), consisting of 16,498 square feet of Premises Net Rentable Area located on the third (3rd) floor known as Suite 380 (the “3rd Floor Space”) of the Building, 24,856 square feet of Premises Net Rentable Area located on the fourth (4th) floor known as Suite 470 (the “4th Floor Space”) of the Building, 68,342 square feet of Premises Net Rentable Area located on the fifth (5th) floor known as Suite 500 (the “5th Floor Space”) of the Building, 31,601 square feet of Premises Net Rentable Area located on the sixth (6th) floor known as Suite 650 (the “6th Floor Space”) of the Building, and pursuant to the provisions of the Fourth Amendment, a commitment for 37,139 square feet of Premises Net Rentable Area located on the sixth (6th) floor known as Suite 600 (collectively, the “Premises”);

WHEREAS, Landlord is the successor-in-interest to Crescent Brookdale;

WHEREAS, pursuant to the Fifth Amendment, Landlord and Tenant agreed to a future expansion of the Premises to include 11,163 square feet of Net Rentable Area on the fourth (4th) floor as more particularly described on Exhibit A-1 attached hereto (the “44h Floor Expansion Space”);

WHEREAS, Landlord and Tenant have agreed to lease the 4th Floor Expansion Space earlier than as set forth in the Fifth Amendment, with Tenant to lease a portion of the 4th Floor Expansion Space consisting of 5,163 square feet of Net Rentable Area as more particularly described on Exhibit A-2 attached hereto (the “4th Floor Immediate Expansion Space”) on the 4th

# 725998 v3

Floor Immediate Expansion Space Effective Date (as defined herein) and the remaining portion of the 4th Floor Expansion Space consisting of 6,000 square feet of Net Rentable Area as more particularly described on Exhibit A-2 attached hereto (the “4th Floor Future Expansion Space”) on the 4th Floor Future Expansion Effective Date (as defined herein); and

WHEREAS, Landlord and Tenant desire to evidence such revised expansion of the Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.
Grant of 4th Floor Immediate Expansion Space. As of the 4th Floor Immediate Expansion Space Effective Date (as defined below), Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the 4th Floor Immediate Expansion Space. As of the 4th Floor Immediate Expansion Space Effective Date, the 4th Floor Immediate Expansion Space shall be subject to all the terms and conditions of the Lease, as amended hereby, and all references in the Lease to the “Premises” shall be deemed to include the 4th Floor Immediate Expansion Space.

2.	Terms of 4th Floor Immediate Expansion Space. The Lease is hereby amended by adding the 4th Floor Immediate Expansion Space as part of the Premises, subject to the following terms and conditions:

a.
4th Floor Immediate Expansion Space Term. The 4th Floor Immediate Expansion Space shall be added as part of the Premises for all purposes, except as expressly otherwise set forth herein, effective as of the earlier to occur of: (i) March 1, 2006, or (ii) the date Tenant commences beneficial occupancy of the 4th Floor Immediate Expansion Space (the “4th Floor Immediate Expansion Space Effective Date”). The Lease Term with respect to the 4th Floor Immediate Expansion Space shall be coterminous with that of the Lease Term for the 4th Floor Space, the 5th Floor Space and the 6th Floor Space and shall therefore expire on March 31, 2014.

b.
4th Floor Immediate Expansion Space Basic Costs. As of the 4th Floor Immediate Expansion Space Effective Date and continuing thereafter through March 31, 2014, Tenant shall pay all Additional Rent and any other sums due and payable under the Lease for the 4th Floor Immediate Expansion Space, including, without limitation, Tenant’s Proportionate Share of Basic Costs in accordance with Paragraph 7 of the Lease, except that as of the 4th Floor Immediate Expansion Space Effective Date, the Basic Costs Expense Stop and the Real Estate Tax Expense Stop for the 4th Floor Immediate Expansion Space only shall be the actual Basic Costs and Real Estate Taxes incurred during calendar year 2005 for the 4th Floor Expansion Space multiplied by that percentage obtained by dividing the Net Rentable Area of the 4th Floor Immediate Expansion Space by the 4th

# 725998 v3

Floor Expansion Space. Tenant’s payment of Excess Basic Costs for the 4th Floor Immediate Expansion Space as provided in Paragraph 7 of the Lease shall commence in calendar year 2006 and shall be prorated for the calendar year commencing on the 4th Floor Immediate Expansion Space Effective Date. Tenant acknowledges that the Premises Electrical Expense Stop is seventy cents ($0.70) per square foot of Net Rentable Area is a component of the Basic Costs Expense Stop and that Tenant is obligated to pay electrical expenses exceeding the Premises Electrical Expense Stop pursuant to Paragraph 14 of the Lease. The Basic Costs Expense Stop, including the Real Estate Tax Expense Stop, for the Premises, excluding the 4th Floor Immediate Expansion Space, shall remain as set forth in the Lease.

c.
4th Floor Immediate Expansion Space Improvements. As of January 1, 2006, Tenant hereby accepts the 4th Floor Immediate Expansion Space “AS IS” and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the 4th Floor Immediate Expansion Space or make any alterations or additions thereto. Notwithstanding the foregoing, Landlord agrees to provide Tenant with a tenant improvement allowance of Eight and 00/100 Dollars ($8.00) per square foot of Net Rentable Area of the 4th Floor Immediate Expansion Space (i.e., $8.00 x 5,163 rsf = $41,304.00) (the “4th Floor Immediate Space Allowance”) to use towards the costs of Tenant’s improvements hereunder, which 4th Floor Immediate Space Allowance shall be paid within thirty (30) days of the 4th Floor Immediate Expansion Space Effective Date. Any construction performed by Tenant under this Amendment shall be performed in accordance with Exhibit B attached hereto and incorporated herein by this reference. Any Excess Costs (as defined in Paragraph 9 of the Lease) with respect to construction of the tenant improvements to the 4th Floor Immediate Expansion Space shall be the sole responsibility of Tenant.

d.	4th Floor Immediate Expansion Space Rent. Base Rental for the 4th Floor Immediate Expansion Space is set forth in Section 5 of this Amendment and is hereby incorporated into this subsection.

3.
Grant of 4th Floor Future Expansion Space. As of the 4th Floor Future Expansion Space Effective Date (as defined below), Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the 4th Floor Future Expansion Space. As of the 4th Floor Future Expansion Space Effective Date, the 4th Floor Future Expansion Space shall be subject to all the terms and conditions of the Lease, as amended hereby, and all references in the Lease to the “Premises” shall be deemed to include the 4th Floor Future Expansion Space.

4.	Terms of 4th Floor Future Expansion Space. The Lease is hereby amended by adding the 4th Floor Future Expansion Space as part of the Premises, subject to the following terms and conditions:

# 725998 v3

a.
4th Floor Future Expansion Space Term. The 4th Floor Future Expansion Space shall be added as part of the Premises for all purposes, except as expressly otherwise set forth herein, effective as of the earlier to occur of: (i) October 1, 2006, or (ii) the date Tenant commences beneficial occupancy of the 4th Floor Future Expansion Space (the “4th Floor Future Expansion Space Effective Date”). The Lease Term with respect to the 4th Floor Future Expansion Space shall be coterminous with that of the Lease Term for the 4th Floor Space, the 5th Floor Space and the 6th Floor Space and shall therefore expire on March 31, 2014.

b.
4th Floor Future Expansion Space Basic Costs. As of the 4th Floor Future Expansion Space Effective Date and continuing thereafter through March 31, 2014, Tenant shall pay all Additional Rent and any other sums due and payable under the Lease for the 4th Floor Future Expansion Space, including, without limitation, Tenant’s Proportionate Share of Basic Costs in accordance with Paragraph 7 of the Lease, except that as of the 4th Floor Future Expansion Space Effective Date, the Basic Costs Expense Stop and the Real Estate Tax Expense Stop for the 4th Floor Future Expansion Space only shall be the actual Basic Costs and Real Estate Taxes incurred during calendar year 2005 for the 4th Floor Expansion Space multiplied by that percentage obtained by dividing the Net Rentable Area of the 4th Floor Future Expansion Space by the 4th Floor Expansion Space. Tenant’s payment of Excess Basic Costs for the 4th Floor Future Expansion Space as provided in Paragraph 7 of the Lease shall commence in calendar year 2006 and shall be prorated for the calendar year commencing on the 4th Floor Future Expansion Space Effective Date. Tenant acknowledges that the Premises Electrical Expense Stop is seventy cents ($0.70) per square foot of Net Rentable Area is a component of the Basic Costs Expense Stop and that Tenant is obligated to pay electrical expenses exceeding the Premises Electrical Expense Stop pursuant to Paragraph 14 of the Lease. The Basic Costs Expense Stop, including the Real Estate Tax Expense Stop, for the Premises, excluding the 4th Floor Expansion Space, shall remain as set forth in the Lease.

c.
4th Floor Future Expansion Space Improvements. As of August 1, 2006, Tenant hereby accepts the 4th Floor Future Expansion Space “AS IS” and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the 4th Floor Future Expansion Space or make any alterations or additions thereto. Notwithstanding the foregoing, Landlord agrees to provide Tenant with a tenant improvement allowance of Eight and 00/100 Dollars ($8.00) per square foot of Net Rentable Area of the 4th Floor Future Expansion Space (i.e., $8.00 x 6,000 rsf = $48,000.00) (the “4th Floor Future Space Allowance”) to use towards the costs of Tenant’s improvements hereunder, which 4th Floor Future Space Allowance shall be paid within thirty (30) days of the 4th Floor Future Expansion Space Effective Date. Any construction performed by Tenant under this Amendment shall be performed in accordance with Exhibit B attached hereto and incorporated herein by this reference. Any Excess

# 725998 v3

Costs (as defined in Paragraph 9 of the Lease) with respect to construction of the tenant improvements to the 4th Floor Future Expansion Space shall be the sole responsibility of Tenant.

d.	4th Floor Future Expansion Space Rent. Base Rental for the 4th Floor Future Expansion Space is set forth in Section 5 of this Amendment and is hereby incorporated into this subsection.

5.
4th Floor Expansion Space Rent. From and after the 4th Floor Immediate Expansion Space Effective Date, Base Rental with respect to the 4th Floor Expansion Space only shall be as follows, which amounts shall be paid simultaneously with Tenant’s payment of Base Rental for the remaining Premises and which payments shall also be accompanied by the applicable sales tax:

Month of Lease Term	Base Rental Per Rentable Square Foot	Annual Base Rental	Monthly Base Rental
4th Floor Immediate Expansion Space Effective Date - 4th Floor Future Space Effective Date	$25.50	$131,656.50	$10,971.38
4th Floor Future Space Effective Date - 12/31/06	$25.50	$284,656.50	$23,721.38
01/01/07 - 12/31/07	$26.14	$291,800.82	$24,316.74
01/01/08 - 12/31/08	$26.79	$299,056.77	$24,921.40
01/01/09 - 12/31/09	$27.46	$306,535.98	$25,544.67
01/01/10 - 12/31/10	$28.15	$314,238.45	$26,186.54
01/01/11 - 12/31/11	$28.85	$322,052.55	$26,837.71
01/01/12 - 12/31/12	$29.57	$330,089.91	$27,507.49
01/01/13 - 12/31/13	$30.31	$338,350.53	$28,195.88
01/01/14 - 03/31/14	$31.07	$86,708.61 (3 months)	$28,902.87

6.	Fifth Amendment. Sections 1, 2 and 3 of the Fifth Amendment are hereby deleted from the Lease in their entirety.

7.	Right of First Offer Terminated. The Right of First Offer set forth in Section 5 of the Third Amendment is hereby terminated with respect to the sixth (6th) floor.

8.
Brokers. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Crescent Resources, LLC who represented Landlord and CLW Real Estate Services Group, Inc. who represented Tenant in the negotiating or making of this Amendment, and Tenant agrees to indemnify and hold Landlord, its agents,

# 725998 v3

employees, partners, directors, sharehold-ers and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building, the Premises or the 4th Floor Expansion Space or claiming to have caused Tenant to enter into this Amendment.

9.
Ratification of Lease. Tenant hereby affirms that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of Landlord’s obligations accrued to date have been performed. Tenant hereby ratifies the provisions of the Lease on behalf of itself and its successors and assigns and agrees to attorn and be bound to Landlord and its successors and assigns as to all of the terms, covenants and conditions of the Lease as amended hereby. Tenant further agrees to fulfill all of its obligations under the Lease as amended hereby to Landlord throughout the remainder of the Lease Term.

10.
No Defaults. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

11.	Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

12.	Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Amendment.

13.	Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

[Remainder of Page Intentionally Left Blank]

# 725998 v3

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CORPORATE CENTER ONE
OWNER, LLC, a Delaware
limited liability company

Signed, sealed and delivered
in the presence of:		By: Corporate Center One Corporation,
a Delaware corporation
/s/ Lisa A. Drummond

Print Name:	Lisa A. Drummond	By:	/s/ John E. Carter

/s/ Elizabeth Fay		Name:	John E. Carter

Print Name:	Elizabeth Fay	Title:	Vice President

TENANT:

Signed, sealed and delivered		OUTBACK STEAKHOUSE, INC.,
in the presence of:		a Delaware corporation

/s/ Karen Bremer

Print Name:	Karen Bremer	By:	/s/ Richard Renninger

/s/ Andrea Hammond		Name:	Richard Renninger

Print Name:	Andrea Hammond	Title:	Sr. Vice President

# 725998 v3

EXHIBIT B

Work Letter for 4th Floor Immediate Expansion Space
and 4th Floor Future Expansion Space

Tenant acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the 4th Floor Immediate Expansion Space, the 4th Floor Future Expansion Space or make any alterations or additions thereto, except that Landlord agrees to provide Tenant the 4th Floor Immediate Space Allowance and the 4th Floor Future Space Allowance set forth in the Amendment to cover the costs associated with the buildout of the 4th Floor Immediate Expansion Space and the 4th Floor Future Expansion Space, respectively.

Tenant shall be responsible for all work, construction and installation in the 4th Floor Immediate Expansion Space and the 4th Floor Future Expansion Space. Such work shall hereinafter be referred to as “Tenant’s Work,” and shall be at Tenant’s sole cost and expense, subject to application of the 4th Floor Immediate Space Allowance and the 4th Floor Future Space Allowance. Prior to commencing Tenant’s Work, Tenant shall submit drawings and specifications for Tenant’s Work to Landlord, showing all aspects of such work, to Landlord for Landlord’s review and approval.

Tenant shall have the right to retain its own contractor(s) or subcontractor(s) to perform Tenant’s Work and its telephone, security and cabling within the 4th Floor Immediate Expansion Space and the 4th Floor Future Expansion Space.

Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant’s Work or to operate within the 4th Floor Immediate Expansion Space and the 4th Floor Future Expansion Space, including, without limitation, the final certificate of occupancy or completion or its equivalent, and for obtaining the final fire inspection approval after installation of its fixtures, furniture and equipment.

Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the 4th Floor Immediate Expansion Space and the 4th Floor Future Expansion Space, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities. Tenant shall not commence, nor may it permit its contractors and subcontractors to commence any work, until all required insurance has been obtained, and, if Landlord requests, until Tenant’s certificates of such insurance have been delivered to Landlord. Tenant’s insurance policies shall name the Landlord and Landlord’s mortgagee(s) as additional insureds. Tenant’s certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in either the 4th Floor Immediate Expansion Space or the 4th Floor Future Expansion Space, or both, immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in

# 725998 v3

B-2

which event Tenant’s Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord.

Tenant shall purchase, or cause to be purchased, General Contractor’s and Subcontractor’s Required Minimum Coverages and Limits of Liability as follows:

(i)
Worker’s Compensation, as required by state law, and Employer’s Liability Insurance with a limit of not less than $2,000,000.00 (or more if required by the law of the State of Florida) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

(ii)
Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $2,000,000.00 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000.00.

Such insurance shall include explosion, collapse and underground coverage. Such insurance shall insure each party’s general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by such party’s contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

# 725998 v3
B-2